STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 12th day of May, 1999 among Hungarian Telephone and Cable Corp., a Delaware, United States corporation, as the seller ("HTCC" or the "Seller"), Citizens International Management Services Company, a Delaware corporation, as the buyer ("CIMS" or the "Buyer"), and CU CapitalCorp., a Delaware corporation and an affiliate of CIMS ("CUCC").

                                R E C I T A L S:

         WHEREAS, Buyer presently owns 100,000 shares of HTCC Common Shares (as defined herein);

         WHEREAS, CUCC presently owns 905,908 shares of HTCC Common Shares (as defined herein);

         WHEREAS, Seller, Buyer and CUCC are parties to a certain Replacement and Termination Agreement dated as of September 30, 1998 (the "Replacement Agreement");

         WHEREAS, pursuant to the Replacement Agreement, Seller issued a promissory note to Buyer in the principal amount of $8,374,498 (the "Note");

         WHEREAS, pursuant to the Replacement Agreement, Seller agreed to pay to CIMS $21,000,000 in quarterly installments from 2004 through and including 2010 (the "Payment Obligations") as payment for certain consulting services and the cancellation of a certain management services agreement;

         WHEREAS, Seller is entering into certain agreements (the "Revised Agreements") as of the date hereof to revise its capital structure with Postabank es Takarekpenztar Rt. ("Postabank");

         WHEREAS, an additional equity investment in Seller by Buyer is a condition precedent for Postabank entering into the Revised Agreements; and

         WHEREAS, Seller desires to sell, transfer and deliver to Buyer, and Buyer desires to purchase and accept from Seller, additional HTCC Common Shares (as defined herein) and HTCC Preferred Shares (as defined herein) upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual undertakings herein contained, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1      Defined Terms. For  purposes   of   this   Agreement  and  any
amendment hereto, the following terms are defined as set out below:

         "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such other Person.

         "Lien" means, with respect to any asset, any mortgage, lien, claim, pledge, option, charge, right of first refusal, security interest or encumbrance of any kind in respect of such asset.

         "Person"  means  an  individual,  a  corporation,  a  partnership,   an
association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         1.2 List of Additional Definitions. The following is a list of some additional terms used in this Agreement and a reference to the Section thereto in which such term is defined:

         Term                                          Section
         Agreement                                     Preamble
         Buyer                                         Preamble
         CIMS                                          Preamble
         CUCC                                          Preamble
         Closing Date                                  Sec. 2.1
         HTCC                                          Preamble
         HTCC Common Shares                            Sec. 2.1
         HTCC Shares                                   Sec. 2.1
         HTCC Preferred Shares                         Sec. 2.1
         Indemnitee                                    Sec. 6.3
         Indemnitor                                    Sec. 6.3
         Note                                          Recitals
         Payment Obligations                           Recitals
         Postabank                                     Recitals
         Replacement Agreement                         Recitals
         Revised Agreements                            Recitals
         Seller                                        Preamble
         Securities Act                                Sec. 2.2(b)


                                   ARTICLE II
                           PURCHASE AND SALE OF SHARES

         2.1 Purchase and Sale of HTCC Shares. Upon the terms and subject to the conditions of this Agreement and in exchange for the consideration set forth in
Section 2.2 below, on the date hereof (the "Closing Date"), Buyer shall purchase and accept from Seller, and Seller shall sell, transfer, assign, convey and

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

deliver to Buyer, 1,300,000 newly issued shares of the Seller's Common Stock, par value $0.001 per share (the "HTCC Common Shares"), and (following compliance with the Delaware General Corporation Law) 30,000 newly issued shares of the Seller's Series A Preferred Stock, par value $0.001 per share (the "HTCC Preferred Shares") (the HTCC Common Shares and the HTCC Preferred Shares together are referred to herein as the "HTCC Shares").

         2.2      Consideration.

                  (a) In consideration for the purchase of the HTCC Shares as provided for in Section 2.1 above, Buyer agrees to (i) transfer the Note to Seller for cancellation and (ii) renounce and forego any rights whatsoever forever to any of the Payment Obligations and releases Seller from any and all liability with respect to the Payment Obligations such that the Seller shall not be liable whatsoever for any portion of the Payment Obligations. Subject to the terms herein, the parties agree that without any further action being required by either party, HTCC's right to receive the consulting services contained in
         Section 1.2(c) of the Replacement Agreement shall be extinguished and be of no further force or effect.

                  (b) The HTCC Shares shall be duly authorized, validly issued, fully paid and non-assessable. Buyer agrees to hold its HTCC Shares and not to convey such shares until May 15, 2000 without the prior written consent of Seller and Postabank, in any event, not to offer to sell or otherwise transfer the HTCC Shares without either registration or exemption from the Securities Act of 1933, as amended (the "Securities Act"). Buyer and CUCC agree to hold any and all other shares of HTCC Common Stock and not to convey such shares until May 15, 2000 without the prior written consent of Seller and Postabank. Each certificate for the HTCC Shares issued to Buyer pursuant to this Agreement shall bear the following legend:

                  " The shares of stock represented by this certificate have been issued pursuant to a certain Stock Purchase Agreement dated as of May 12, 1999 among Hungarian Telephone and Cable Corp., Citizens International Management Services Company and CU CapitalCorp. and are subject to certain provisions thereof. The shares have not been registered under the Securities Act of 1933, as amended, and may not be sold or otherwise transferred without registration thereunder or an applicable exemption therefrom."

         2.3 Additional HTCC Common Shares. If the average closing price of HTCC common stock on the American Stock Exchange or such other similar trading exchange for the twenty trading days ending March 31, 2000 is less than $7.00 per HTCC Common Share, then HTCC shall promptly thereafter issue to Buyer such number of HTCC Preferred Shares equal in value to (i) 1,600,000 times (ii) $7.00 less the average closing price of HTCC common stock on the American Stock Exchange or such other similar trading exchange for the twenty trading days ending March 31, 2000. For purposes of this calculation, each HTCC Preferred Share shall have a value of $70.

         2.4 Waiver of Rights. Buyer and CUCC waive any and all preemptive or anti-dilution rights that they may have solely with respect to the transactions contemplated by the Revised Agreements including with respect to the issuance of


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

any securities (including but not limited to any common stock, warrants, shares issuable pursuant to any warrants, and notes) to Buyer, Tele Danmark A/S, Postabank, or the Danish Investment Fund for Central and Eastern Europe or any of such parties' affiliates. Buyer hereby acknowledges that no anti-dilution or pre-emptive rights of any existing HTCC stockholder are applicable to the issuance of the HTCC Shares under this Article II of this Agreement.

                                   ARTICLE III
                              REQUIRED DELIVERABLES

       3.1 Delivery by Seller. On the Closing Date (or as soon as practicable thereafter) and as a condition to Buyer's obligation to convey the consideration as set forth in Section 2.2 above, (i) Seller shall deliver or cause to be delivered to Buyer certificates representing the HTCC Shares and (ii) Seller shall adopt and file with the Secretary of State of Delaware the Certificate of Designation for the Series A Preferred Stock in the form attached hereto as Exhibit A.

       3.2 Delivery by Buyer. On the Closing Date (or as soon as practicable thereafter) and as a condition to Seller's obligations to deliver the deliverables as set forth in Section 3.1 above, Buyer shall deliver to the Seller the Note for cancellation by Seller.

         ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to Buyer as follows:

         4.1 Organization and Existence. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         4.2 Corporate Authorization. The execution, delivery and performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby are within the corporate powers of Seller and have been duly authorized by all necessary corporate action on the part of Seller. This Agreement constitutes a valid and binding agreement of Seller enforceable in accordance with its terms.

         4.3 Governmental Authorization; Consents. The execution, delivery and performance by Seller of this Agreement requires no action by or in respect of, or filing with, any governmental body, agency, official or authority other than such actions or filings that have been taken or made on or prior to the date hereof. No consent, approval, waiver or other action by any Person under any contract, agreement, indenture, lease, instrument or other document to which it is a party or by which it is bound is required or necessary for the execution, delivery and performance of this Agreement or the consummation of the transactions effected hereby.


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

         4.4 Non-Contravention. The execution, delivery and performance by Seller of this Agreement does not (i) contravene or conflict with the certificate of incorporation, by-laws or other charter documents of Seller, (ii) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Seller, or (iii) contravene or conflict with any contract to which Seller is a party.

         4.5 Finder's Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Seller who might be entitled to any fee or commission from Buyer or any Affiliate of Buyer upon consummation of the transactions effected by this Agreement.

         4.6 Litigation. There is no action, suit, investigation or proceeding pending, or to the knowledge of Seller, threatened, against or affecting Seller before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions effected hereby.

         4.7 HTCC Shares. All of the shares issued to Buyer in connection with the transactions effected hereby are duly authorized, validly issued, fully paid and nonassessable HTCC Common Shares or HTCC Preferred Shares.

         4.8 No Undisclosed Material Liabilities; No Material Adverse Change. Other than as disclosed in Seller's filings with the United States Securities and Exchange Commission pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended, or disclosed to Buyer's representatives on Seller's Board of Directors (i) there have been no material liabilities incurred by Seller other than those incurred in the ordinary course of business consistent with past practice and (ii) there has not been any material adverse change in the business, assets or financial condition of Seller and its Hungarian subsidiaries taken as a whole.

                                    ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Buyer and CUCC each hereby represents and warrants to Seller as follows:

         5.1 Corporate Existence and Power. Each of Buyer and CUCC is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

         5.2 Corporate Authorization. The execution, delivery and performance of this Agreement and the consummation of the transactions effected hereby by Buyer and CUCC are within their corporate powers and have been duly authorized by all necessary corporate action, including the approval by its board of directors if necessary. This Agreement constitutes a valid and binding agreement of Buyer and CUCC enforceable in accordance with its terms.

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

         5.3 Governmental Authorization; Consents. The execution, delivery and performance of this Agreement by Buyer and CUCC requires no action by or in respect of, or filing with, any governmental body, agency, official or authority other than actions or filings which have been taken or made on or prior to the date hereof. Except for the consent of Postabank, which consent has already been received, no consent, approval, waiver or other action by any Person under any contract, agreement, indenture, lease, instrument or other document to which it is a party or by which it is bound is required or necessary for the execution, delivery and performance of this Agreement or the consummation of the transactions effected hereby.

         5.4 Non-Contravention. The execution, delivery and performance of this Agreement by Buyer and CUCC does not (i) contravene or conflict with the certificate of incorporation, bylaws or other charter documents of Buyer or CUCC, or (ii) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Buyer or CUCC, or (iii) contravene or conflict with any contract to which Buyer or CUCC is a party.

         5.5 Accredited Investor. Buyer understands that the HTCC Shares that it will acquire pursuant to this Agreement have not been registered under the Securities Act. The HTCC Shares are being acquired under this Agreement in good faith solely for its own account, for investment and not with a view toward resale or other distribution within the meaning of the Securities Act. Buyer is a sophisticated or accredited investor for purposes of (i) the securities laws of the United States of America and (ii) the ability of Seller to issue the HTCC Shares without registration under the securities laws of the United States of America.

         5.6 Finder's Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee or commission from Seller or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

                                   ARTICLE VI
                                 INDEMNIFICATION

         6.1 Indemnification by Seller. Seller does hereby indemnify and hold Buyer and CUCC harmless from and against the following:

                  (a) any and all losses, claims, liabilities, damages, deficiencies, costs or expenses suffered or incurred by Buyer, CUCC or their Affiliates resulting from any untrue representation, breach of warranty or non-fulfillment of any covenant or agreement by Seller contained in this Agreement, any document delivered by Seller pursuant to this Agreement, or in any statement, exhibit, schedule or certificate furnished or to be furnished to Buyer and CUCC pursuant hereto or in connection with the transactions provided for herein; and


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

                  (b)  any  and  all  actions,   suits,   proceedings,   claims,
         complaints, demands, assessments, judgments, costs and expenses suffered or incurred by Buyer, CUCC or their Affiliates, including reasonable attorneys' fees and disbursements, incident to any of the foregoing.

         6.2 Indemnification by Buyer and CUCC. Buyer and CUCC do hereby indemnify and hold Seller harmless from and against the following:

                  (a) any and all losses, claims, liabilities, damages, deficiencies, costs or expenses suffered or incurred by Seller resulting from any untrue representation, breach of warranty or non-fulfillment of any covenant or agreement by Buyer or CUCC contained in this Agreement, any document delivered by Buyer or CUCC pursuant to this Agreement, or in any statement, exhibit, schedule or certificate furnished or to be furnished by Buyer or CUCC to Seller pursuant hereto or in connection with the transactions provided for herein; and

                  (b)  any  and  all  actions,   suits,   proceedings,   claims,
         complaints, demands, assessments, judgments, costs and expenses suffered or incurred by Seller, including reasonable attorneys' fees and disbursements, incident to any of the foregoing.

         6.3 Notice of Third-Party Claims. If any action, suit or proceeding shall be commenced against, or any claim or demand shall be asserted against Buyer, Seller, or CUCC, in respect of which a party (Buyer, Seller, or CUCC) proposes to seek indemnification under this Article VI, the party seeking indemnification (the "Indemnitee") shall give prompt notice thereof to the other party (the "Indemnitor"), and shall permit the Indemnitor, at its sole cost and expense, to assume the defense of any such claim or any litigation resulting therefrom; provided, however, that the Indemnitee shall have the option, at its own expense, to participate in the defense thereof; and provided further, that the failure of any Indemnitee to give notice as provided herein shall not relieve the Indemnitor of its obligations under this Article VI except to the extent that the Indemnitor is actually prejudiced by such failure to give notice. Failure by the Indemnitor to notify the Indemnitee of its election to defend any such action within fifteen (15) days after notice thereof shall be deemed a waiver by the Indemnitor of its right to defend such action. In the defense of such claim or any litigation resulting therefrom, the Indemnitor shall not, without the written consent of the Indemnitee: (a) consent to the entry of any judgment, or (b) enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnitee of a release from all liability in respect to such claim or litigation. If such defense is unsuccessful or abandoned by the Indemnitor, then, upon the Indemnitor's failure to pay an amount sufficient to discharge any such claim or judgment, the Indemnitee may pay and settle the same and the

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

Indemnitor's liability shall be conclusively established by any such payment. If the Indemnitor fails to assume the defense of any such claim or litigation resulting therefrom, the Indemnitee may defend against and settle such claim or litigation in such manner as it may seem appropriate and the Indemnitor shall promptly reimburse the Indemnitee for the amount of all expenses, legal or otherwise, incurred by the Indemnitee in connection with the defense against or settlement of such claim or litigation. If no settlement is made, the Indemnitor shall promptly reimburse the Indemnitee for the amount of any judgment rendered with respect to such claim or such litigation and of all expenses, legal or otherwise, incurred by the Indemnitee in the defense thereof.

                                   ARTICLE VII
                                  MISCELLANEOUS

         7.1 Survival of Representations and Warranties. The representations and warranties made herein by the parties shall survive for a period of twelve (12) months after the date hereof. Any claim for indemnification with respect to an alleged breach of a representation or warranty not asserted by notice to the indemnifying party, which notice specified a particular breach and the facts and circumstances relating thereto in reasonable detail, prior to the expiration of such survival period may not be pursued and is irrevocably waived after such time.

         7.2 Execution of Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document. Execution counterparts may be delivered by facsimile provided that original execution copies shall be delivered to each of the parties for signature.

         7.3 Assignment, Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither this Agreement nor any rights or responsibilities hereunder shall be assigned by any party without the prior written consent of the other party.

         7.4 Applicable Law; Consent to Jurisdiction; Forum. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without giving effect to the provisions, policies or principles of any state relating to choice or conflict of laws except to the extent Hungarian corporate law may apply to any matter covered by this Agreement. In accordance with Title 6, Section 2708 of the Delaware Code Annotated, each party hereby submits to the jurisdiction of the courts of Delaware and agrees to be served with legal process from any of such courts. Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may have, whether now or in the future, to the laying of the venue in, or to the jurisdiction of, any and each of such courts for the purpose of any such suit, action, proceeding or judgment and further waives any claim that any such suit, action, proceeding or judgment has been brought in an inconvenient forum.

         7.5 Expenses. Except as otherwise expressly provided in this Agreement, each party shall bear its own expenses incurred in connection with the execution and performance of this Agreement and the consummation of the transactions effected hereby, including the fees, expenses and disbursements of its counsel and advisors.


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

         7.6 Entire Agreement; Severability. This Agreement constitutes the entire understanding among the parties and supersedes and cancels any other agreement, representation, or communication, whether oral or written, between the parties hereto relating to the transactions contemplated hereby or the subject matter hereof (except to the extent this Agreement does not alter the Replacement Agreement) unless such other agreement, representation, or communication is in writing and bears a date contemporaneous with or subsequent to the date hereof. In the event that any provision or any part of any provision of this Agreement shall be void or unenforceable for any reason, whatsoever, then such provision shall be stricken and of no force and effect. However, unless such stricken provision goes to the essence of the consideration bargained for by a party, the remaining provisions of this Agreement shall continue in full force and effect, and to the extent required, shall be modified to preserve their validity.

         7.7 Notices. Any notice, certification, request, demand and other communication hereunder shall be in writing and shall be deemed to have been duly given and delivered if mailed, by certified mail, first class postage prepaid, or delivered personally or by recognized overnight air courier, or if sent by telecopier transmission, with transmission confirmed in writing:

         If to HTCC:                         and:

         Kiralyhago u.2.                     100 First Stamford Place, Suite 204
         H-1126 Budapest, Hungary            Stamford, CT  06902
         Telephone:  011-36-1-457-6300       Telephone:  203-348-9069
         Facsimile:   011-36-1-202-4778      Facsimile:   203-348-9128
         Attn:  Ole Bertram                  Attn:  Peter T. Noone, Esq.

         If to CIMS or CUCC:                 With a copy to:

         c/o Citizens Utilities Company      Fleischman and Walsh,.L.P.
         3 High Ridge Park                   1400 Sixteenth Street, N.W.
         Stamford, CT  06902                 Washington, DC  20036
         Telephone:  (203) 614-5047          Telephone:  (202) 939-7900
         Facsimile:  (203) 614-4651          Facsimile:  (203) 265-5706
         Attn:  L. Russell Mitten, II, Esq.  Attn:  Jeffry L. Hardin, Esq.

or to such other address as each party may designate for itself by like notice to the other party.

         7.8 Waivers. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party

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

thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

         7.9 Further Assurances. If, at any time after the date hereof, Buyer or Seller shall consider or be advised that any further assignments, documents, instruments, agreements, or releases are necessary, desirable or proper to carry out any of the provisions or purposes of this Agreement, the parties hereto agree to execute and deliver all such assignments, documents, instruments, agreements or releases as reasonably may be necessary, desirable or proper to carry out any of the provisions or purposes of this Agreement.

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         IN WITNESS WHEREOF,  the parties have executed this Agreement as of the day and year first above written.

                                            HUNGARIAN TELEPHONE AND CABLE CORP.
ATTEST:

                                            By:  /s/Ole Bertram
                                               Ole Bertram, President and Chief
                                               Executive Officer


                                            CITIZENS INTERNATIONAL MANAGEMENT
                                            SERVICES COMPANY
ATTEST:

                                            By:  /s/Daryl A. Ferguson
                                                Name:  Daryl A. Ferguson
                                                Title: President and Chief
                                                  Operating Officer of Citizens
                                                  Utilities Company

                                            CU CAPITALCORP.
ATTEST:

                                            By:  /s/Daryl A. Ferguson
                                                Name:  Daryl A. Ferguson
                                                Title: President and Chief
                                                  Operating Officer of Citizens
                                                  Utilities Company


             Signature Page of May 12, 1999 Stock Purchase Agreement



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